EXHIBIT 2

JOINT FILING AGREEMENT

The undersigned hereby agree to the joint filing of Amendment No. 1 to the Schedule 13D to which this Agreement is attached.

Dated:  September 16, 2011

DISCOVERY GROUP I, LLC,
for itself and as general partner of
DISCOVERY EQUITY PARTNERS, L.P.

By Michael R. Murphy*
Michael R. Murphy
Managing Member

Daniel J. Donoghue*
Daniel J. Donoghue

Michael R. Murphy*
Michael R. Murphy

*By: /s/ Mark Buckley Mark Buckley Attorney-in-Fact for Daniel J. Donoghue Attorney-in-Fact for Michael R. Murphy